DEBT SETTLEMENT AGREEMENT

This DEBT SETTLEMENT AGREEMENT (this "Agreement") is dated December 28, 2015 (the "Effective Date"), by and between TJC Trading, LLC ("Holder"), and Players Network, Inc., a Nevada corporation ("COMPANY").

RECITALS:

WHEREAS, Holder is the holder of a replacement convertible promissory note, in the principal amount of $29,404.05, issued by the Company on September 17, 2015 (the "Note I"), of which a total of $25,890.45 of principal, as well as all of the accrued and unpaid interest under Note I (collectively the "Note I Debt"), is currently owed to Holder pursuant to Note I.

WHEREAS, Holder is the holder of a convertible promissory note, in the principal amount of $105,000.00, issued by the Company on September 17, 2015 (the "Note II"), of which a total of $25,000.00 of principal, as well as all of the accrued and unpaid interest under Note II (collectively the "Note II Debt"), is currently owed to Holder pursuant to Note II.

WHEREAS, the Note I Debt and Note II Debt shall be collectively hereinafter referred to as the Notes.

WHEREAS, the Holder and COMPANY want to settle all of the outstanding debt of the Notes through the payment of the Settlement Amount (as defined below).

NOW, THEREFORE, in consideration of the premises and of the terms and conditions herein contained, the parties mutually agree as follows:

1. Settlement Amount.

1.1 Settlement Price. As of the Effective Date, COMPANY and the Holder agree to settle all of the outstanding debt owed under the Notes, upon the COMPANY's payment of $50,000.00 to the Holder (the "Settlement Price"), pursuant to the wire transfer instructions attached as Exhibit "A" hereto. If the Settlement Price is not received by the Holder within 3 business days of the date in which the Holder provides a fully signed copy of this Agreement to the COMPANY via electronic mail to MBradley@Playersnetwork.com, then (1) the Settlement Price shall immediately increase to $62,500.00, and (2) Holder shall have the right, in Holder's sole discretion, to unilaterally terminate this Agreement in its entirety at any time prior to the receipt of the $62,500.00.

2. Representations and Warranties of COMPANY.

2.1 Authorization. The execution, delivery and performance by COMPANY of this Agreement and the performance of all of COMPANY's obligations hereunder have been duly authorized by all necessary corporate action, and this Agreement has been duly executed and delivered by COMPANY. This Agreement constitutes the valid and binding obligation of COMPANY enforceable in accordance with its terms. The execution and performance of the transactions contemplated by this Agreement and compliance with its provisions by COMPANY

will not conflict with or result in any breach of any of the terms, conditions, or provisions of, or constitute a default under, its Certificate of Incorporation or Bylaws or any agreement to which COMPANY is a party or by which it or any of its properties is bound.

2.2 Authorization. The COMPANY's entrance into this Agreement has been duly authorized by all necessary corporate action on the part of COMPANY.

2.3 Binding Obligation. Assuming the due execution and delivery of this Agreement, this Agreement constitutes the valid and binding obligation of COMPANY, enforceable against COMPANY in accordance with its terms, subject, as to enforcement, (i) to bankruptcy, insolvency, reorganization, arrangement, moratorium and other laws of general applicability relating to or affecting creditors' rights and (ii) to general principles of equity, whether such enforceability is considered in a proceeding in equity or at law.

3. **Representations and Warranties of the Holder**.

3.1 Authorization. Each of the Holder has full power and authority to enter into this Agreement, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. This Agreement constitutes a valid and legally binding obligation of each of the Holder, enforceable in accordance with their respective terms.

4. **Miscellaneous**.

4.1 No Third Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any person other than the parties and their respective successors and permitted assigns.

4.2 Entire Agreement. This Agreement (including the documents referred to herein) constitutes the entire agreement among the parties and supersedes any prior understandings, agreements, or representations by or among the parties, written or oral, to the extent they related in any way to the subject matter hereof.

4.3 Counterparts. This agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

4.4 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York (without regard to conflict of laws).

4.5 No Waiver/Amendments. Any waiver by any party to this Agreement of any provision of this Agreement shall not be construed as a waiver of any other provision of this Agreement, nor shall such waiver be construed as a waiver of such provision respecting any future event or circumstance. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by the Holder and COMPANY.

4.6 Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of

the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

4.7 Costs. Each party will bear the costs and expenses incurred by it in connection with this Agreement and the transaction contemplated thereby.

4.8 Survival of Terms. All representations, warranties and covenants contained in this Agreement or in any certificates or other instruments delivered by or on behalf of the parties hereto shall be continuous and survive the execution of this Agreement and the Closing.

4.9 Assignment. This Agreement shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of any assignee, subject to the terms and conditions hereof. No assignment shall be valid unless the same shall be in writing and signed by the Holder and COMPANY.

4.10 Notices. Notices hereunder shall be given only by personal delivery, registered or certified mail, return receipt requested, overnight courier service, or telex, telegram, facsimile or other form of electronic mail and shall be deemed transmitted when personally delivered or deposited in the mail or delivered to a courier service or a carrier for electronic transmittal or electronically transmitted by facsimile (as the case may be), postage or charges prepaid, and properly addressed to the particular party to whom the notice is to be sent.

4.11 Headings. The headings used in this Agreement are for convenience only and shall not by themselves determine the interpretation, construction or meaning of this Agreement.

4.12 Attorneys' Fees and Costs. In the event any party to this Agreement shall be required to initiate legal proceedings to enforce performance of any term or condition of this Agreement, including, but not limited to, the interpretation of any term or provision hereof, the payment of moneys or the enjoining of any action prohibited hereunder, the prevailing party shall be entitled to recover such sums in addition to any other damages or compensation received, as will reimburse the prevailing party for reasonable attorneys' fees and court costs incurred on account thereof (including, without limitation, the costs of any appeal) notwithstanding the nature of the claim or cause of action asserted by the prevailing party.

IN WITNESS WHEREOF, the Holder and COMPANY have caused this Agreement to be executed as of the day and year first above written.

HOLDER:

TJC TRADING, LLC

By: ____________________
Name: Charles Berkowitz
Title: President

THE ISSUER:

PLAYERS NETWORK, INC.

By: ____________________
Name: Mark Bradley
Title: Chief Executive Officer